POWER PURCHASE CONTRACT
                                    BETWEEN
                      SOUTHERN CALIFORNIA EDISON COMPANY

                                      AND

                          IMPERIAL ENERGY CORPORATION

                                 NILAND NO. 2















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                                    TABLE OF CONTENTS
        SECTION     TITLE                                            PAGE
        -------     -----                                            ----
              1     PROJECT SUMMARY                                     1
              2     DEFINITIONS                                         4
              3     TERM                                                9
              4     GENERATING FACILITY                                10
              5     OPERATING OPTIONS                                  19
              6     ELECTRIC LINES AND ASSOCIATED EASEMENTS            19
              7     METERING                                           20
              8     POWER PURCHASE PROVISIONS                          22
              9     PAYMENT AND BILLING PROVISIONS                     42
             10     TAXES                                              44
             11     TERMINATION                                        44
             12     SALE OF GENERATING FACILITY                        44
             13     ABANDONMENT OF PROJECT                             46
             14     LIABILITY                                          46
             15     INSURANCE                                          48
             16     UNCONTROLLABLE FORCES                              51
             17     NONDEDICATION OF FACILITIES                        52
             18     PRIORITY OF DOCUMENTS                              53
             19     NOTICES AND CORRESPONDENCE                         53
             20     PREVIOUS COMMUNICATIONS                            53
             21     THIRD PARTY BENEFICIARIES                          54
             22     NONWAIVER                                          54
             23     DISPUTES                                           54
             24     SUCCESSORS AND ASSIGNS                             56

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                               TABLE OF CONTENTS
        SECTION     TITLE                                             Page
        -------     -----                                             ----
             25     EFFECT OF SECTION HEADINGS                          56
             26     TRANSMISSION AND INTERCONNECTION                    56
             27     EFFECT OF SECTION HEADINGS                          59
             28     GOVERNING LAW                                       59
             29     CONFIDENTIALITY                                     59
             30     MULTIPLE ORIGINALS                                  60
                    SIGNATURES                                          61
                    APPENDIX A                                         A-1
                    APPENDIX B                                         B-1
                    APPENDIX C                                         C-1


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1.       PROJECT SUMMARY
         This Contract is entered into between Southern California Edison Company ("Edison") and Imperial Energy Corporation, a California Corporation ("Seller"). Seller is willing to construct, own and operate a Qualifying Facility and sell electric power to Edison and Edison is willing to purchase electric power delivered by Seller to Edison at the Point of Interconnection pursuant to the terms and conditions set forth as follows:
         1.1      All Notices shall be sent to Seller at the following address:
                                    Imperial Energy Corporation
                                    5743 Corsa Avenue, Suite 216
                                    Westlake Village, CA  91362
                                    Attn:  President

         1.2      Seller's Generating Facility:
                  a.       Nameplate Rating:  49,000 kW.
                  b.       Location:  Niland, Imperial County, California
                  c. Generating Facility Designation: Imperial Energy Corporation-Niland Plant No. 2
                  d.       Type (Check One):
                           _____ Cogeneration Facility
                             x   Small Power Production Facility

         1.3      Contract Capacity:  49,000 kW
                  1.3.1    Estimated as-available capacity:  0 kW.

         1.4      Expected annual production:  365,000,000 kWh.

         1.5      Expected Date of Firm Operation:  January 1, 1990

         1.6      Contract Term:  30 years





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         1.7      Operating Options pursuant to Section 5:  (Check One)
                    X Operating Option I. Excess Generator output dedicated to Edison. No electric service or standby service required from Edison.

         1.8      The Capacity Payment Option selected by Seller pursuant to
                  Section 8.1 shall be:  (Check One)

                  _____ Option A - As-available capacity based upon:
                               _____ Standard Offer No. 1 Capacity Payment
                                     Schedule, or
                               _____ Forecast of Annual As-Available Capacity
                                     Payment Schedule

                       X   Option B - Firm Capacity
                             X  Standard Offer No. 2 Capacity Payment Schedule
                           -----in effect at time of Contract execution

                                Standard Offer No. 2 Capacity Payment Schedule
                           -----in effect at time of Firm Operation

         1.9      The Energy Payment Option selected by Seller pursuant to
                  Section 8.2 shall be: (Check One)

                    X   Option 1 - Forecast of Annual Marginal Cost of Energy
                  ----- in effect at date of execution of this Contract.
                        (Appendix B)

                         Option 2 - Levelized Forecast of Marginal Cost of
                  ----- Energy in effect at date of execution of this Contract. (Appendix C)

                         For the energy payment refund pursuant to Section
                         8.5 under Option 2, Edison's Incremental Cost of Capital is 15%.

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                  Seller may change once between Options 1 and 2, provided
                  Seller delivers written notice of such change at least 90
                  days prior to the date of Firm Operation. For Option 1 or 2, Seller elects to receive the following percentages in 20% increments, the total of which shall equal 100%:
                  100 percent of Forecast of Annual Marginal Cost of Energy, and
                      0     percent of Edison's published avoided cost of
                    -----   energy as updated periodically and accepted by the
                            Commission.

       1.10     Metering Location (Check one)
                  Seller elects metering location pursuant to Section 7 as follows:

                      X     Edison's side of the Point of Interconnection
                    -----
                            Seller's side of the Point of Interconnection.
                    -----   Loss compensation factor is equal to ________,
                            pursuant to Section 7.2.

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                         GENERAL TERMS AND CONDITIONS

2.       DEFINITIONS
         When used with initial capitalizations, whether in the singular or in the plural, the following terms shall have the following meanings:

        2.1 Adjusted Capacity Price: The $/kW-yr capacity purchase price based on the Capacity Payment Schedule in effect at the time of Contract execution for the time period beginning on the date of Firm Operation for the first generating unit and ending on the date of termination or reduction of Contract Capacity under Capacity Payment Option B.

         2.2 Appendix A: Capacity Payment Schedule - Forecast of Annual As-Available Capacity.

         2.3 Appendix B: Energy Payment Schedule - Forecast of Annual Marginal Cost of Energy.

         2.4 Appendix C: Energy Payment Schedule - Levelized Forecast of Marginal Cost of Energy.

         2.5 Capacity Payment Schedule(s): Published capacity payment schedule(s) as authorized by the Commission and in effect at the time of execution of this Contract for as-available or firm capacity.

         2.6 Commission: The Public Utilities Commission of the State of California.

         2.7      Contract:  This document and Appendices, as amended from time to time.
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         2.8      Contract Capacity:  The electric power producing capability of the Generating Facility which is committed to Edison.

         2.9 Contract Capacity Price: The capacity purchase price from the Capacity Payment Schedule approved by the Commission and in effect on the date of execution of this Contract for Capacity Payment Option B.

         2.10 Contract Term: Period in years commencing with date of Firm Operation during which Edison shall purchase electric power from Seller.

         2.11 Current Capacity Price: The $/kW-yr capacity price provided in the Capacity Payment Schedule determined by the year of termination or reduction of Contract Capacity and the number of years from such termination or reduction to the expiration of the Contract Term for Capacity Payment Option B.

         2.12     Edison:  The Southern California Edison Company.

         2.13 Edison Electric System Integrity: The state of operation of Edison's electric system in a manner which is deemed to minimize the risk of injury to persons and/or property and enables Edison to provide adequate and reliable electric service to its customers.

         2.14 Emergency: A condition or situation which in Edison's sole judgment affects Edison Electric System Integrity.

         2.15 Energy: Kilowatthours generated by the Generating Facility which are purchased by Edison at the Point of Interconnection.

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         2.16     Firm Operation: The date agreed on by the Parties on which each generating unit of the Generating Facility is determined to be a reliable source of generation and on which such unit can be reasonably expected to operate continuously at its effective rating (expressed in kW).

         2.17     First Period:  The period of the Contract Term specified in
                  Section 3.1.

         2.18 Forced Outage: Any outage other than a scheduled outage of the Generating Facility that fully or partially curtails its electrical output.

         2.19 Generating Facility: All of Seller's generators, together with all metering, protective and other associated equipment and improvements, necessary to produce electrical energy at Seller's Facility and deliver such power to the Interconnecting Utility's electric system, excluding associated land, land rights, and interests in land.

         2.20 Generator: The generator(s) and associated Prime mover(s), which are a part of the Generating Facility.

         2.21 Interconnecting Utility: The electric utility, or any other utility which takes delivery of electrical energy generated by the Generating Facility.

         2.22 Operate: To provide the engineering, purchasing, repair, supervision, training, inspection, testing, protection, operation, use, management, replacement, retirement, reconstruction, and maintenance of and for


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                  the Generating Facility in accordance with applicable
                  California utility standards and good engineering practices.

         2.23 Operating Representatives: Individual(s) appointed by each Party for the purpose of securing effective cooperation and interchange of information between the Parties in connection with administration and technical matters related to this Contract.

         2.24     Parties:  Edison and Seller.

         2.25     Party:  Edison or Seller.

         2.26 Peak Months: Those months which the Edison annual system peak demand could occur. Currently, but subject to chance with notice, the peak months for the Edison system are June, July, August, and September.

         2.27 Point of Interconnection: The point where the electrical energy generated by the Seller, at the Generating Facility, is delivered to the Edison electric system.

         2.28 Protective Apparatus: That equipment and apparatus installed by Seller and/or Interconnecting Utility necessary for proper and safe operation of the Generating Facility in parallel with the Interconnecting Utility's electric system.

         2.29 Qualifying Facility: Cogeneration or Small Power Production Facility which meets the criteria as defined in Title 18,
                  Code of Federal Regulations, Section 292.201 through
                  292.207.
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         2.30     Renewable Resources:  Wind parks, small hydroelectric, solar, and geothermal resources which produce electric power.

         2.31     Second Period:  The period of the Contract Term specified in
                  Section 3.2.

         2.32     Seller:  The Party identified in Section 1.0.

         2.33 Seller's Facility: The premises and equipment of Seller located as specified in Section 1.2.

         2.34 Small Power Production Facility: The facilities and equipment which use biomass, waste, or Renewable Resources, including wind, solar, geothermal, and water, to produce electrical energy as defined in Title 18, Code of Federal Regulations, Section 292.201 through 292.207.

         2.35     Summer Period:  Defined in Edison's Tariff Schedule
                  No. TOU-8 as now in effect or as may hereafter be authorized by the Commission.

         2.36 Tariff Schedule No. TOU-8: Edison's time-of-use energy tariff for electric service exceeding 500 kW, as now in effect or as may hereafter be authorized by the Commission.

         2.37 Uncontrollable Forces: Any occurrence beyond the control of a Party which causes that Party to be unable to perform its obligations hereunder and which a Party has been unable to overcome by the exercise of due diligence, including but not limited to flood, drought, earthquake, storm, fire, pestilence, lightning and

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                  other natural catastrophes, epidemic, war, riot, civil
                  disturbance or disobedience, strike, labor dispute, action or inaction of government or other proper authority, which may conflict with the terms of this Contract, or failure, threat of failure or sabotage of facilities which have been maintained in accordance with good engineering and operating practices in California. The failure of the Interconnecting Utility to deliver electrical energy generated by the Generating Facility to the Point of Interconnection shall not be considered an Uncontrollable Force.

         2.38 Winter Period: Defined in Edison's Tariff Schedule No.TOU-8 as now in effect or as may hereafter be authorized by the Commission.

3.       TERM

         This Contract shall be effective upon execution by the Parties and shall remain effective until either Party gives 90 days prior written notice of termination to the other Party, except that such notice of termination shall not be effective to terminate this Contract prior to expiration of the Contract Term specified in Section 1.6.

         3.1 The First Period of the Contract Term shall commence upon date of Firm Operation but not later than 5 years from the date of execution of this Contract.


                  a. If the Contract Term specified in Section 1.6 is 15 years, the First Period of the Contract Term shall be for 5 years.

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                  b.       If the Contract Term specified in Section 1.6 is 20,
                           25, or 30 years, the First Period of the Contract Term shall be for 10 years.

         3.2 The Second Period of the Contract Term shall commence upon expiration of the First Period and shall continue for the remainder of the Contract Term.

4.       GENERATING FACILITY.

         4.1      Ownership
                  The Generating Facility shall be owned by Seller.

         4.2      Design

                  4.2.1    Seller, at no cost to Edison, shall:

                           a. Design the Generating Facility.

                           b. Acquire all permits and other approvals necessary
                              for the construction, operation, and maintenance of the Generating Facility.

                           c. Complete all environmental impact studies
                              necessary for the construction, operation, and maintenance of the Generating Facility.

                  4.2.2    Edison shall have the right to:

                           a. Review the design of the Generating Facility's
                              electrical system. Such review shall be required if necessary to maintain Edison Electric System Integrity when in parallel with the Edison electric system. Such review

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                              may include, but not be limited to, the
                              Generator, governor, excitation system,
                              synchronizing equipment, protective relays, and neutral grounding. The Seller shall be notified in writing of the-outcome of the Edison review within 30 days of the receipt of all specifications for the Generating Facility's electrical system. Any flaws perceived by Edison in the design shall be described in Edison's written notice.

                           b. Edison shall have the right to request
                              modifications to the design of the Generating Facility's electrical system. Such modifications shall be required if necessary to maintain Edison Electric System Integrity when in parallel with the Edison electric system.

         4.3      Construction

                  Edison shall have the right to review, consult with, and make recommendations regarding Seller's construction schedule and to monitor the construction and start-up of the Project. Seller shall notify Edison, as far in advance of Firm Operation as reasonably possible, of changes in Seller's

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                  Construction Schedule which may affect the date of Firm
                  Operation.

        4.4      Operation

                  4.4.1       Edison shall have the right to monitor
                              operation of the Project and may require changes in Seller's method of operation if such changes are necessary, in Edison's sole judgment, to maintain Edison Electric System Integrity.

                  4.4.2 Seller shall notify, in writing, Edison's Operating Representative at least 14 days prior to the initial delivery of electrical energy from the Generating Facility to the Point of Interconnection. Edison shall have the right to have a representative present.

                  4.4.3 Edison shall have the right to require Seller to curtail or reduce the delivery of electrical energy from the Generating Facility to the Point of Interconnection, whenever Edison determines, in its sole judgment, that such curtailment or reduction is necessary to facilitate maintenance of Edison's facilities, or to maintain Edison Electric System Integrity. Each Party shall endeavor to correct, within a reasonable period, the condition on its system which necessitates the curtailment or the reduction


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                              of delivery of electrical energy from the
                              Generating Facility. The duration of the curtailment or the reduction shall be limited to the period of time such a condition exists.

                  4.4.4 Each Party shall keep the other Party's Operating Representative informed as to the operating schedule of their respective facilities affecting each other's operation hereunder, including any reduction in Contract Capacity availability. In addition, Seller shall provide Edison with reasonable advance notice regarding its scheduled outages including any reduction in Contract Capacity availability. Reasonable advance notice is as follows:


                              SCHEDULED OUTAGE                 ADVANCE NOTICE
                              EXPECTED DURATION                     TO EDISON
                              -----------------                --------------

                              Less than one day                     24 Hours

                              One day or more
                              (except major overhauls)              1 Week

                              Major Overhaul                        6 Months

                  4.4.5 Notification by each Party's Operating Representative of outage date and duration should be directed to the other Party's operating Representative by telephone.

                  4.4.6 Seller shall not schedule major overhauls during Peak Months.

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                  4.4.7       Seller shall maintain an operating log at
                              Seller's Facility with records of: real and reactive power production; changes in operating status, outages, Protective Apparatus operations; and any unusual conditions found during inspections. Changes in setting shall also be logged for Generators which are "block-loaded" to a specific kW capacity. In addition, Seller shall maintain records applicable to the Generating Facility, including the electrical characteristics of the Generator and settings, adjustments of the Generator control equipment, and well-field information. Information maintained pursuant to this Section
                              4.4.7 shall be provided to Edison, within 30 days of Edison's request.

                 4.4.8 At Edison's request, Seller shall make all reasonable effort to deliver power at an average rate of delivery at least equal to the Contract Capacity during periods of Emergency. In the event that the Seller has previously scheduled an outage coincident with an Emergency, Seller shall make all reasonable efforts to reschedule the outage. The notification periods listed in Section

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                              4.4.4 shall be waived by Edison if Seller
                              reschedules the outage.

                 4.4.9 Seller shall demonstrate the ability to provide Edison the specified Contract Capacity within 30 days of the date of Firm Operation. Thereafter, at least once per year at Edison's request, Seller shall demonstrate the ability to provide Contract Capacity for a reasonable period of time as required by Edison. Seller's demonstration of Contract Capacity shall be at Seller's expense and conducted at a time and pursuant to procedures mutually agreed upon by the Parties. If Seller fails to demonstrate the ability to provide the Contract Capacity, the Contract Capacity shall be reduced by agreement of the Parties pursuant to Section 8.1.2.5.

                 4.4.10 The Seller warrants that the Generating Facility meets the requirements of a Qualifying Facility as of the date of initial delivery of electrical energy from the Generating Facility to the Point of Interconnection and continuing through the Contract Term.

                  4.4.11 The Seller warrants that the Generating Facility shall, at all times, conform to all


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                              applicable laws and regulations. Seller shall
                              obtain and maintain any governmental
                              authorizations and permits for the continued operation of the Generating Facility. If, at any time, Seller does not hold such authorizations and permits, Seller agrees to reimburse Edison for any loss which Edison incurs as a result of the Seller's failure to maintain governmental authorization and permits.

                  4.4.12 In the event electrical energy from the Generating Facility is curtailed or reduced pursuant to Sections 4.4.3, 16 or 8.4, the Seller, in its sole discretion, may elect to (i) sell said electrical energy to a third party or
                              (ii) deliver said electrical energy to a third party for future delivery to Edison at times and at amounts agreeable to Edison. The Seller shall be responsible for making all such arrangements. The provisions in this Section 4.4.12 shall only apply for the duration of the curtailment or reduction.

                  4.4.13      Seller shall maintain operating
                              communications with the Edison switching center designated by the Edison Operating
                              Representative. The operating communications shall include, but not be limited to, system



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                              paralleling or separation, scheduled and
                              unscheduled shutdowns, equipment clearances, levels of operating voltage or power factors, and daily capacity and generation reports.

         4.5      Maintenance

                  4.5.1       Seller shall maintain the Generating
                              Facility in accordance with applicable
                              California utility industry standards and good engineering and operating practices. Edison shall have the right to monitor such maintenance of the Generating Facility. Seller shall maintain and deliver a maintenance record of the Generating Facility to Edison's Operating Representatives upon request.

                  4.5.2 Seller shall make a reasonable effort to schedule routine maintenance during Off-Peak Months and expected minimal generation periods for renewable resources. Outages for scheduled maintenance shall not exceed a total of 30 peak hours for the Peak Months.

                  4.5.3 The allowance for scheduled maintenance is as follows:

                              a. Outage periods for scheduled maintenance shall
                                 not exceed 840 hours (35 days) in any 12-month period. This allowance may be used in increments of an hour or


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                                  longer on a consecutive or nonconsecutive
                                  basis.

                               b. Seller may accumulate unused maintenance
                                  hours on a year-to-year basis up to a maximum of 1,080 hours (45 days). This accrued time must be used consecutively and only for major overhauls.

         4.6 Any review by Edison of the design, construction, operation, or maintenance of the Generating Facility is solely for the information of Edison. By making such review, Edison makes no representation as to the economic and technical feasibility, operational capability, or reliability of the Generating Facility. Seller shall in no way represent to any third party that any such review by Edison of the Generating Facility, including, but not limited to, any review of the design, construction, operation, or maintenance of the Generating Facility by Edison, is a representation by Edison as to the economic and technical feasibility, operational capability, or reliability of said facilities. Seller is solely responsible for economic and technical feasibility, operational capability, and reliability thereof.

         4.7 Edison shall have access to the Seller's geothermal field and power-generating facilities for the purpose of gathering technical information and records. The technical information and records shall include, but


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                  not be limited to, drilling data, well-testing data,
                  well-production data and design, power plant performance data and design, environmental data, brine handling design, and operation and maintenance data. Edison agrees not to interfere with Seller's rules and operating regulations.

5.       OPERATING OPTIONS

         5.1 Seller shall Operate its Generating Facility pursuant to the following option:

                  a. Operating Option I:  Seller dedicates the excess Generator output to Edison with no electrical service or standby service required from Edison.

6.       ELECTRIC LINES AND ASSOCIATED EASEMENTS

         6.1 Edison shall, as it deems necessary or desirable, build electric lines, facilities and other equipment, both overhead and underground, on and off Seller's Facility, for the purpose of effecting the agreements contained in this Contract. The physical location of such electric lines, facilities and other equipment on Seller's Facility shall be determined by agreement of the Parties.

         6.2 Seller shall reimburse Edison for the cost of acquiring property rights off Seller's Facility required by Edison to meet its obligations under this Contract.

         6.3 Seller shall grant to Edison, without cost to Edison, and by an instrument of conveyance, acceptable to Edison, rights of way, easements and other property


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                  interests necessary to construct, reconstruct, use,
                  maintain, alter, add to, enlarge, repair, replace, inspect and remove, at any time, the electric lines, facilities or other equipment, both overhead and underground, which are required by Edison to effect the agreements contained in the Contract. The rights of ingress and egress at all reasonable times necessary for Edison to perform the activities contemplated in the Contract.

         6.4 The electric lines, facilities, or other equipment referred to in this Section 6 installed by Edison on or off Seller's Facility shall be and remain the property of Edison.

         6.5 Edison shall have no obligation to Seller for any delay or cancellation due to inability to acquire satisfactory right of way, easements, or other property interests.

7.      METERING

         7.1 All meters and equipment used for the measurement of electrical power for determining Edison's payments to Seller pursuant to this Contract shall be provided, owned, and maintained by Edison and/or the Interconnecting Utility at Seller's expense.

        7.2 The meters and equipment used for measuring the Energy sold to Edison shall be located on the side of the Point of Interconnection as specified by Seller in Section 1.10. If the metering equipment is located on

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                  Seller's side of the Point of Interconnection, then a loss compensation factor agreed upon by the Parties shall be applied. At the written request of the Seller, and at Seller's sole expense, Edison shall measure actual transformer losses. If the actual measured value differs from the agreed-upon loss compensation factor, the actual value shall be applied prospectively. If the meters are placed on Edison's side of the Point of Interconnection, service shall be provided at the available transformer high-side voltage.

         7.3 For purposes of monitoring the Generator operation, Edison shall have the right to require, at Seller's expense, the installation of generation metering. Edison may also require the installation of telemetering equipment at Seller's expense for Generating Facilities equal to or greater than 10 MW. Edison may require the installation of telemetering equipment at Edison's expense for Generating Facilities less than 10 MW.

         7.4 Edison's meters shall be sealed and the seals shall be broken only when the meters are to be inspected, tested, or adjusted by Edison. Seller shall be given reasonable notice of testing and have the right to have its Operating Representative present on such occasions.

         7.5 Edison's meters installed pursuant to this Contract shall be tested by Edison, at Edison's expense, at

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                  least once each year and at any reasonable time upon request by either Party, at the requesting Party's expense. If
                  Seller makes such request, Seller shall reimburse said expense to Edison within thirty days after presentation of a bill therefor.

         7.6 Edison's metering equipment found to be inaccurate shall be repaired, adjusted, or replaced by Edison such that the metering accuracy of said equipment shall be within plus or minus two percent. If metering equipment inaccuracy exceeds plus or minus two percent, the correct amount of Energy and capacity delivered during the period of said inaccuracy shall be estimated by Edison and agreed upon by the Parties.

8.       POWER PURCHASE PROVISIONS

         Prior to the date of Firm Operation, Seller shall be paid for Energy only pursuant to Edison's published avoided cost of energy based on Edison's full avoided operating cost as periodically updated and accepted by the Commission. If at any time electrical energy can be delivered to Edison and Seller is contesting the claimed jurisdiction of any entity which has not issued a license or other approval for the Project, Seller, in its sole discretion and risk, may deliver electrical energy to Edison and for any electrical energy purchased by Edison Seller shall receive payment from Edison for (i) Energy pursuant to this Section, and (ii) as-available capacity based on a capacity price from the Standard Offer No. 1 Capacity Payment Schedule as approved by the Commission. Unless and until all required licenses and approvals have been obtained, Seller may discontinue deliveries at any time.

         8.1      Capacity Payments.

                  Seller shall sell to Edison and Edison shall purchase from Seller capacity pursuant to the Capacity Payment option selected by Seller in Section 1.8. Seller shall receive monthly payments for capacity equal to 100% of the payment provisions specified in this Section 8.1.

                  8.1.1 Capacity Payment Option A -- As-Available Capacity.

                        If Seller selects Capacity Payment Option A, Seller shall be paid a Monthly Capacity Payment calculated pursuant to the following formula:

Monthly Capacity Payment = (A x D)+(B x D)+(C x D)

                                Where       A =      kWh purchased by
                                                     Edison at the Point of
                                                     Interconnection during
                                                     on-peak periods defined
                                                     in Edison's Tariff
                                                     Schedule No. TOU-8.

                                            B =      kWh purchased by Edison
                                                     at the Point of
                                                     Interconnection during
                                                     mid-peak periods defined
                                                     in Edison's Tariff
                                                     Schedule No. TOU-8.

                                            C =      kWh purchased by Edison
                                                     at the Point of
                                                     Interconnection during
                                                     off-peak periods defined
                                                     in Edison's Tariff
                                                     Schedule No. TOU-8.

                                            D =      The appropriate time
                                                     differentiated capacity
                                                     price from either the
                                                     Standard Offer No. 1
                                                     Capacity Payment Schedule
                                                     or Forecast of Annual
                                                     As-Available Capacity
                                                     Payment Schedule as
                                                     specified by Seller in
                                                     Section 1.8.

                          8.1.1.1 If Seller specifies the Standard Offer No. 1 Capacity Payment Schedule in
                                      Section 1.8, then the formula set forth
                                      in Section 8.1.1 shall be computed with
                                      D equal to the appropriate time
                                      differentiated capacity price from the
                                      Standard Offer No. 1 Capacity Payment
                                      Schedule for the Contract Term.

                          8.1.1.2 If Seller specifies the Forecast of Annual As-Available Capacity Payment
                                      Schedule in Section 1.8, the formula set forth in Section 8.1.1 shall be computed as follows:

                                        a. During the First Period of the
                                           Contract Term, D shall equal the
                                           appropriate time differentiated
                                           capacity price from the Forecast of

                                           Annual As-Available Capacity Payment
                                           Schedule.

                                        b. During the Second Period of the
                                           Contract Term, the formula shall be
                                           computed with D equal to the
                                           appropriate time differentiated
                                           capacity price from Standard Offer
                                           No. 1 Capacity Payment Schedule,
                                           but not less than the greater of
                                           (i) the appropriate time
                                           differentiated capacity price from
                                           the Forecast of Annual As-Available
                                           Capacity Payment Schedule for the
                                           last year of the First Period, or
                                           (ii) the appropriate time
                                           differentiated capacity price from
                                           the Standard Offer No. 1 Capacity
                                           Payment Schedule for the first year
                                           of the Second Period.

                  8.1.2   Capacity Payment Option B--Firm Capacity Purchase

                          If Seller selects Capacity Payment Option B, Seller shall provide to Edison for the Contract Term the Contract Capacity specified in Section 1.3, or as adjusted pursuant to Section 8.1.2.6, and Seller shall be paid as follows:

                          8.1.2.1     If Seller meets the performance
                                      requirements set forth in Section
                                      8.1.2.2, Seller shall be paid a Monthly
                                      Capacity Payment, beginning from the
                                      date of Firm Operation equal to the sum
                                      of the on-peak, mid-peak, and off-peak
                                      Capacity Period Payments. Each capacity
                                      period payment is calculated pursuant to the following formula:

Monthly Capacity Period =             A x B x C x D

Payment

                       Where A =      Contract Capacity Price specified in
                                      Section 1.8 based on the Standard Offer
                                      No. 2 Capacity Payment Schedule
                                      as approved by the Commission and in
                                      effect on the date of the execution of
                                      this Agreement.

                             B = Conversion factors to convert annual capacity prices to monthly payments by time of delivery as specified in Standard Offer No. 2 Capacity Payment Schedule and subject to periodic modifications as approved by the Commission.

                             C =      Contract Capacity specified in
                                      Section 1.3.

                             D = Period Performance Factor, not to exceed 1.0, calculated as follows:

                                      [Period kWh Purchased by Edison at the
                                      Point of Interconnection (Limited
     Period Performance Factor =      by the Level of Contract Capacity)]
                                      --------------------------

                                      [0.8 x Contract Capacity x (Period Hours minus Maintenance Hours Allowed in Section 4.5.)]

                          8.1.2.2     Performance Requirements

                                      To receive the Monthly Capacity Payment
                                      in Section 8.1.2.1, Seller shall provide the Contract Capacity in each Peak Month for all on-peak hours as such peak hours are defined in Edison's Tariff Schedule No. TOU-8 on file with the Commission, except that Seller is entitled to a 20% allowance for Forced Outages for each Peak Month. Seller shall not be subject to such performance requirements for the remaining hours of the year.

                                        a. If Seller fails to meet the
                                           requirements specified in

                                           Section 8.1.2.2, Seller, in Edison's
                                           sole discretion, may be placed on
                                           probation for a period not to
                                           exceed 15 months. If Seller fails
                                           to meet the requirements specified
                                           in Section 8.1.2.2 during the
                                           probationary period, Edison may
                                           derate the Contract Capacity to the
                                           greater of the capacity actually
                                           delivered during the probationary
                                           period, or the capacity at which
                                           Seller can reasonably meet such
                                           requirements. A reduction in
                                           Contract Capacity as a result of
                                           this Section 8.1.2.2 shall be
                                           subject to Section 8.1.2.5.

                                        b. If Seller fails to meet the
                                           requirements set forth in this
                                           Section 8.1.2.2 due to a Forced
                                           Outage on the Edison system, or a
                                           request to reduce or curtail
                                           delivery under Section 8.4, Edison
                                           shall continue Monthly Capacity

                                           Payments pursuant to Capacity Payment
                                           Option B. The Contract Capacity
                                           curtailed shall be treated the same
                                           as scheduled maintenance outages in
                                           the calculation of the Monthly
                                           Capacity Payment.

                          8.1.2.3 If Seller is unable to provide Contract Capacity due to Uncontrollable Forces, Edison shall continue Monthly Capacity Payments pursuant to Capacity Payment Option B for 90 days from the occurrence of the Uncontrollable Force. Monthly Capacity Payments payable during a period of interruption or reduction by reason of an Uncontrollable Force shall be treated the same as scheduled maintenance outages.

                          8.1.2.4 Capacity Bonus Payment For Capacity Payment Option B, Seller may receive a Capacity Bonus Payment as follows:

                                        a. Bonus During Peak Months For a Peak
                                           Month, Seller shall receive a
                                           Capacity Bonus

                                           Payment if (i) the requirements set
                                           forth in Section 8.1.2.2 have been
                                           met, and (ii) the on-peak capacity
                                           factor exceeds 85%.

                                        b. Bonus During Non-Peak Months

                                           For a non-peak month, Seller shall
                                           receive a Capacity Bonus Payment if
                                           (i) the requirements set forth in
                                           Section 8.1.2.2 have been met, (ii)
                                           the on-peak capacity factor for
                                           each Peak Month during the year was
                                           at least 85%, and (iii) the on-peak
                                           capacity factor for the non-peak
                                           month exceeds 85%.

                                        c. For any eligible month, the
                                           Capacity Bonus Payment shall be
                                           calculated as follows:

             Capacity Bonus Payment =      A x B x C x D

                            Where A =     (1.2 x On-Peak Capacity Factor)-1.02

                     Where the On-Peak Capacity Factor, not to exceed 1.0, is calculated as follows:

                                           [Period kWh Purchased by Edison at
                                           the Point of

                                            Interconnection (Limited by the
                                            Level of
         On-Peak Capacity Factor =          Contract Capacity)]
                                            -----------------------------------

                                           ((Contract Capacity) x (Period Hours
                                           minus Maintenance Hours Allowed in
                                           Section 4.5))

                                     B  =  Contract Capacity Price
                                           specified in Section 1.8 for
                                           Capacity Payment Option B

                                     C  =  1/12

                                     D  =  Contract Capacity specified in
                                           Section 1.3

                                     d.    When Seller is entitled to receive
                                           a Capacity Bonus Payment, the
                                           Monthly Capacity Payment shall be
                                           the sum of the Monthly Capacity
                                           Payment pursuant to Section 8.1.2.1
                                           and the Monthly Capacity Bonus
                                           Payment pursuant to this Section
                                           8.1.2.4.

                                8.1.2.5    Capacity Reduction

                                        a. Seller may reduce the Contract
                                           Capacity specified in Section 1.3,
                                           provided that Seller gives Edison
                                           prior written
                                           notice for a period determined by the
                                           amount of Contract Capacity reduced
                                           as follows:


                                    Amount of Contract           Length of
                                     Capacity Reduced         Notice Required
                                    ------------------        ---------------
                                    25,000 kW or under            12 months
                                    25,001 - 50,000 kW            36 months
                                    50,001 - 100,000 kW           48 months
                                    over 100,000 kW               60 months

                                        b. Seller shall refund to Edison with
                                           interest at the current published
                                           Federal Reserve Board three months
                                           prime commercial paper rate, an
                                           amount equal to the difference
                                           between (i) the accumulated Monthly
                                           Capacity Payments paid by Edison
                                           pursuant to Capacity Payment Option
                                           B up to the time the reduction
                                           notice is received by Edison, and
                                           (ii) the total capacity payments
                                           which Edison would have paid if
                                           based on the Adjusted Capacity
                                           Price.

                                        c. From the date the reduction notice
                                           is received to the date of actual
                                           capacity reduction, Edison shall
                                           make capacity
                                           payments based on the Adjusted
                                           Capacity Price for the amount of
                                           Contract Capacity being reduced.

                                        d. Seller may reduce Contract Capacity
                                           without the notice prescribed in
                                           Section 8.1.2.5(a), provided that
                                           Seller shall refund to Edison the
                                           amount specified in Section
                                           8.1.2.5(b) and an amount equal to:
                                           (i) the amount of Contract Capacity
                                           being reduced, times (ii) the
                                           difference between the Current
                                           Capacity Price and the Contract
                                           Capacity Price, times (iii) the
                                           number of years and fractions
                                           thereof (not less than one year) by
                                           which the Seller has been deficient
                                           in giving the prescribed notice. If
                                           the Current Capacity Price is less
                                           than the Contract Capacity Price,
                                           only payment under Section
                                           8.1.2.5(b) shall be due to Edison.

                          8.1.2.6 The Parties may agree in writing at any time to adjust the Contract Capacity. Seller may reduce the Contract Capacity pursuant to Section 8.1.2.5. Seller may increase the Contract Capacity with Edison's approval and thereafter receive payment for the increased capacity in accordance with the Contract Capacity Price for the Capacity Payment Option selected by Seller for the remaining Contract Term.

                          8.1.2.7 For Capacity Payment Option B, Seller shall be paid for capacity in excess of Contract Capacity based on the as-available capacity price in Standard Offer No. 1 Capacity Payment Schedule, as updated and approved by the Commission.

         8.2      Energy Payments - First Period

                  During the First Period of the Contract Term, Seller shall be paid a Monthly Energy Payment for the electrical energy delivered by the Seller and purchased by Edison at the Point of Interconnection, at a rate equal to 100% of the payment provisions specified in

                 Section 8.2, pursuant to the Energy Payment Option selected by the Seller in Section 1.9, as follows:

                 8.2.1 Energy Payment Option 1 -- Forecast of Annual Marginal Cost of Energy.

                         If Seller selects Energy Payment Option 1, then during the First Period of the Contract Term, Seller shall be paid a Monthly Energy Payment for electrical energy delivered by Seller and purchased by Edison at the Point of Interconnection during each month in the First Period of the Contract Term pursuant to the following formula:

          Monthly Energy Payment  =          [(A x D) + (B x D) + (C x D)] x E

                          Where A =          kWh purchased by Edison at the
                                             Point of Interconnection during
                                             on-peak periods defined in Edison's
                                             Tariff Schedule No. TOU-8.

                                B =          kWh purchased by Edison at the
                                             Point of Interconnection during
                                             mid-peak periods defined in
                                             Edison's Tariff Schedule No. TOU-8.

                                C =          kWh purchased by Edison at the
                                             Point of Interconnection during
                                             off-peak periods defined in
                                             Edison's Tariff Schedule No. TOU-8.

                                D =          The sum of:

                                      (i) the appropriate time differentiated
                                      energy price from the Forecast
                                      of Annual Marginal Cost of Energy,
                                      multiplied by the decimal equivalent
                                      the percentage of the forecast specified in Section 1.9, and

                                      (ii) the appropriate time differentiated energy price from Edison's published avoided cost of energy multiplied by the decimal equivalent of the percentage of the published energy price specified in Section 1.9.

                  8.2.2 Energy Payment Option 2 -- Levelized Forecast of Marginal Cost of Energy.

                          If Seller selects Energy Payment Option 2, then during the First Period of the Contract Term, Seller shall be paid a Monthly Energy Payment for electrical energy delivered by Seller and purchased by Edison at the Point of Interconnection each month during the First Period of the Contract Term pursuant to the following formula:


           Monthly Energy Payment  =  [(A x D) + (B x D) + (C x D)] x E

                           Where A =  kWh purchased by Edison at the Point of
                                      Interconnection
                            during on-peak periods defined in Edison's
                            Tariff Schedule No. TOU-8.

                      B = kWh purchased by Edison at the Point of Interconnection during mid-peak periods defined in Edison's Tariff Schedule No. TOU-8.

                      C = kWh purchased by Edison at the Point of Interconnection during off-peak periods defined in Edison's Tariff Schedule No. TOU-8.

                      D =   The sum of:

                            (i) the appropriate time differentiated energy price from the Levelized Forecast of Marginal Cost of Energy, for the First Period of the Contract
                            Term multiplied by the decimal equivalent of the percentage of the levelized forecast specified in Section 1.9, and

                            (ii) the appropriate time differentiated energy price from Edison's published avoided cost of energy multiplied by the decimal equivalent of the percentage of the published energy price specified in Section 1.9.

                          8.2.2.1 Performance Requirement for Energy Payment Option 2
                                      ---------------------------------------
                                      During the First Period when the annual
                                      forecast referred to in Section 8.2.1 is greater than the levelized forecast referred to in Section 8.2.2, Seller shall deliver to Edison at least 70 percent of the average annual kWh delivered to Edison during those previous periods when the levelized forecast referred to in Section 8.2.2 is greater than the annual forecast referred to in Section 8.2.1. If Seller does not meet the performance requirements of this Section 8.2.2.1, Seller shall be subject to Section 8.5.

         8.3      Energy Payments - Second Period

                  During the Second Period of the Contract Term, Seller shall be paid a Monthly Energy Payment for electrical energy delivered by Seller and purchased by Edison at the Point of Interconnection at a rate equal to 100% of Edison's published avoided cost of energy as updated

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



                 periodically and accepted by the Commission, pursuant to the following formula:

Monthly Energy Payment   =  kWh purchased by Edison at
                            the Point of Interconnection for
                            each on-peak, mid-peak, and off-peak time period defined in Edison's Tariff Schedule No. TOU-8

                         x Edison's published avoided cost of energy by time of delivery for each time period.

         8.4 Edison shall not be obligated to accept or pay for electrical energy generated by the Generating Facility, and may request Seller whose Generating Facility is one (1) MW or greater to discontinue or reduce delivery of electric energy, for not more than 300 hours annually during off-peak hours when (i) purchases would result in costs greater than those which Edison would incur if it did not purchase electrical energy from Seller but instead utilized an equivalent amount of electrical energy generated from another Edison source, or (ii) the Edison Electric System demand would require that Edison hydro-energy be spilled to reduce generation.

         8.5      Energy Payment Refund

                  If Seller elects Energy Payment Option 2, Seller shall be subject to the following:

                  8.5.1 If Seller fails to perform the Contract obligations for any reason during the First Period of the Contract Term, or fails to meet the performance requirements set forth in Section 8.2.2.1, and at the time of such failure to perform, the net present value of the cumulative Energy payments received by Seller pursuant to Energy Payment Option 2 exceeds the net present value of what Seller would have been paid pursuant to Energy Payment Option 1, Seller shall make an energy payment refund equal to the difference in such net present values in the year in which the refund is due. The present value calculation shall be based upon the rate of Edison's incremental cost of capital specified in Section 1.9.

                  8.5.2 Not less than 90 days prior to the date Energy is first delivered to the Point of Interconnection, Seller shall provide and maintain a performance bond, surety bond, performance insurance, corporate guarantee, or bank letter of credit, satisfactory to Edison, which shall insure payment to Edison of the Energy Payment Refund at any time during the First Period. Edison may, in its sole discretion, accept another form of security except that in such instance a 1-1/2 percent reduction shall then apply to the levelized forecast referred to in Section 8.2.2 in computing payments for Energy. Edison shall be provided with certificates evidencing Seller's compliance with the security requirements in this Section which shall also include the requirement that Edison be given 90 days prior written notice of the expiration of such security.

                  8.5.3 If Seller fails to provide replacement security not less than 60 days prior to the date of expiration of existing security, the Energy Payment Refund provided in Section 8.5 shall be payable forthwith. Thereafter, payments for Energy shall be 100 percent of the Monthly Energy Payment provided in Section 8.2.1.

                  8.5.4 If Edison at any time determines the security to be otherwise inadequate, and so notifies Seller, payments thereafter for Energy shall be 100 percent of the Monthly Energy Payment provided in Section
                          8.2.1. If within 30 days of the date Edison gives notice of such inadequacies, Seller satisfies Edison's security requirements, Energy Payment Option 2 shall be reinstated. If Seller fails to satisfy Edison's security requirements within the 30-day period, the Energy Payment Refund provided in Section 8.5 shall be payable forthwith.

9.       PAYMENT AND BILLING PROVISIONS

         9.1      For Energy and capacity purchased by Edison:

                  9.1.1 Edison shall mail to Seller no later than thirty days after the end of each monthly billing period
                          (1) a statement showing the Energy and capacity delivered to Edison during the on-peak, mid-peak, and off-peak periods, as those periods are specified in Edison's Tariff Schedule No. TOU-8 for that monthly billing period, (2) Edison's computation of the amount due Seller, and (3) Edison's check in payment of said amount.

                  9.1.2 If the monthly payment period involves portions of two different published Energy payment schedule periods, the monthly Energy payment shall be prorated on the basis of the percentage of days at each price.

                  9.1.3 If the payment period is less than 27 days or greater than 33 days, the capacity payment shall be prorated on the basis of the average days per month per year.

                  9.1.4 If, within thirty days of receipt of the statement, Seller does not make a report in writing to Edison of an error, Seller shall be deemed to have waived any error in Edison's statement, computation, and payment, and they shall be considered correct and complete.


         9.2      Payments Due to Contract Capacity Reduction

                  9.2.1 The Parties agree that the refund and payments provided in Section 8.1.2.5 represent a fair compensation for the reasonable losses that would result from such reduction of Contract Capacity.

                  9.2.2 In the event of a reduction in Contract Capacity, the quantity, in kW, by which the Contract Capacity is reduced shall be used to calculate the refunds and payments due Edison in accordance with Section 8.1.2.5, as applicable.

                  9.2.3 Edison shall provide invoices to Seller for all refunds and payments due Edison under this Section 9 which shall be due within 60 days.

                  9.2.4   If Seller does not make payments as required in
                          Section 9.2.3, Edison shall have the right to offset any amounts due it against any present or future payments due Seller and may pursue any other remedies available to Edison as a result of Seller's failure to perform.

        9.3      Energy Payment Refund
                  Energy Payment Refund is immediately due and payable upon Seller's failure to perform the contract obligations as specified in Section 8.5.

10.      TAXES

         10.1 Seller shall pay ad valorem taxes and other taxes properly attributable to the Project. If such taxes are assessed or levied against Edison, Seller shall pay Edison for such assessment or levy.

         10.2 Seller shall pay ad valorem taxes and other taxes properly attributed to land, land rights, or interest in land for the Project. If such taxes are assessed or levied against Edison, Seller shall pay Edison for such assessment or levy.

         10.3 Seller or Edison shall provide information concerning the Project to any requesting taxing authority.

11.      TERMINATION

         This Contract shall terminate if Firm Operation does not occur within 5 years of the date of Contract execution.

12.      SALE OF GENERATING FACILITY

         12.1 If Seller desires to sell the Generating Facility, Seller shall promptly offer to Edison, or any entity designated by Edison in its sole discretion, the right to purchase the Generating Facility. Edison, or any such entity designated by Edison, shall have up to sixty days following the offer to accept Seller's offer or reach agreement with Seller.

         12.2 If the Parties are unable to reach a satisfactory agreement within sixty days following the offer pursuant to Section 12.1, and the Generating Facility is offered to any third party or parties, Edison, or any such entity designated by Edison, has the right for thirty days following each offer to agree to purchase the Generating Facility under the same terms and conditions, if such terms and conditions are better to Edison than those offered in Section 12.1. Any offers to sell made more than two years after Edison's failure to accept a previous offer to sell under Section 12.1, shall again be subject to the terms of Sections 12.1 and 12.2.

         12.3 Notwithstanding the foregoing, Seller shall have the right at any time to sell or transfer the Generating Facility to an affiliate of Seller and an affiliate of Seller may sell, transfer, or lease to Seller without giving rise to any right of first refusal of Edison. An "affiliate" of Seller shall mean a Party's parent, a Party's subsidiary, any company of which a Party's parent is a parent or a limited partnership of which Seller is the controlling general partner. An "affiliate" of Seller shall also mean a partnership or joint venture from which the Seller leases and operates the Generating Facility. A "parent" shall mean a company which owns directly or indirectly not less than

                  51% of the shares entitled to vote in an election of directors of another company.

13.      ABANDONMENT OF PROJECT

         13.1 The Generating Facility shall be deemed to be abandoned if Seller discontinues operation of the Generating Facility with the intent that such discontinuation be permanent. Such intent shall be conclusively presumed by either (i) Seller's notice to Edison of such intent, or (ii) Seller's operation of the Generating Facility in such a manner that no Energy is generated therefrom for 200 consecutive days during any period after Firm Operation of the first generating unit, unless otherwise agreed to in writing by the Parties. If the Project is prevented from generating Energy due to an Uncontrollable Force, then such period shall be extended for the duration of the Uncontrollable Force, not to exceed one year.

         13.2 If Seller abandons the Generating Facility during the term of this Agreement, Edison, or any entity designated by Edison in its sole discretion, shall have the right to purchase the Generating Facility pursuant to the provisions of Section 12.

14.      LIABILITY

         14.1 Each Party (First Party) releases the other Party (Second Party), its directors, officers, employees and agents from any loss, damage, claim, cost, charge, or expense of any kind or nature (including any direct, indirect or consequential loss, damage, claim, cost, charge, or expense), including attorneys' fees and other costs of litigation, incurred by the First Party in connection with damage to property of the First Party caused by or arising out of the Second Party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use or ownership of its facilities, to the extent that such loss, damage, claim, cost, charge, or expense is caused by the negligence of Second Party, its directors, officers, employees, agents, or any person or entity whose negligence would be imputed to Second Party.

         14.2 Each Party shall indemnify and hold harmless the other Party, its directors, officers, and employees or agents from and against any loss, damage, claim, cost, charge, or expense of any kind or nature (including direct, indirect or consequential loss, damage, claim, cost, charge, or expense), including attorneys' fees and other costs of litigation, incurred by the other Party in connection with the injury to or death of any person or damage to property of a third party arising out of the indemnifying Party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use, or ownership of its facilities, to the extent that such loss, damage, claim, cost, charge, or expense is caused by the negligence of the indemnifying Party, its directors, officers, employees, agents, or any person or entity whose negligence would be imputed to the indemnifying Party; provided, however, that each Party shall be solely responsible for and shall bear all cost of claims brought by its contractors or its own employees and shall indemnify and hold harmless the other Party for any such costs including costs arising out of any workers compensation law. Seller releases and shall defend and indemnify Edison from any claim, cost, loss, damage, or liability arising from any contrary representation concerning the effect of Edison's review of the design, construction, operation, or maintenance of the Project.

         14.3 The provisions of this Section 14 shall not be construed so as to relieve any insurer of its obligations to pay any insurance claims in accordance with the provisions of any valid insurance policy.

         14.4     Neither Party shall be indemnified by the other Party under
                  Section 14.2 for its liability or loss resulting from its sole negligence or willful misconduct.

15.      INSURANCE

         15.1 Until Contract is terminated, Seller shall obtain and maintain in force as hereinafter provided comprehensive general liability insurance, including contractual liability coverage, with a combined single limit of not less than $1,000,000 each occurrence. The insurance carrier or carriers and form of policy shall be subject to review and approval by Edison.

         15.2 Prior to the date Seller's generating facility first delivers electrical energy to the Point of Interconnection, Seller shall (i) furnish certificate of insurance to Edison, which certificate shall provide that such insurance shall not be terminated nor expire except on thirty days prior written notice to Edison, (ii) maintain such insurance in effect for so long as Seller's Generating Facility is delivering electrical energy to the Point of Interconnection, and (iii) furnish to Edison an additional insured endorsement with respect to such insurance in substantially the following form:

                  "In consideration of the premium charged, Southern California Edison Company (Edison) is named as additional insured with respect to all liabilities arising out of Seller's use and ownership of Seller's Generating Facility."

                  "The inclusion of more than one insured under this policy shall not operate to impair the rights of one insured against another insured and the coverages afforded by this policy will apply as though separate policies had been issued to each insured. The inclusion of more than one insured will not, however, operate to increase the limit of the carrier's liability. Edison will not, by reason of its inclusion under this policy, incur liability to the insurance carrier for payment of premium for this policy." "Any other insurance carried by Edison which may be applicable shall be deemed excess insurance and Seller's insurance primary for all purposes despite any conflicting provisions in Seller's policy to the contrary."

                  If the requirement of Section 15.2(iii) prevents Seller from obtaining the insurance required in Section 15.1, then upon written notification by Seller to Edison, Section 15.2(iii) shall be waived.

         15.3     If Seller fails to comply with the provisions of this
                  Section 15, Seller shall, at its own cost, defend, indemnify, and hold harmless Edison, its directors, officers, employees, agents, assigns, and successors in interest from and against any and all loss, damage, claim, cost, charge, or expense of any kind or nature (including direct, indirect or consequential loss, damage, claim, cost, charge, or expense, including attorney's fees and other costs of litigation) resulting from the death or injury to any person or damage to any property, including the personnel and property of Edison, to the extent that Edison would have been protected had Seller complied with all of the provisions of this Section 15.

16.      UNCONTROLLABLE FORCES

         16.1 Neither Party shall be considered to be in default in the performance of any of the agreements contained in this Contract, except for obligations to pay money, when and to the extent failure of performance shall be caused by an Uncontrollable Force.

         16.2 If either Party, because of an Uncontrollable Force, is rendered wholly or partly unable to perform its obligations under this Contract, the Party shall be excused from whatever performance is affected by the Uncontrollable Force to the extent so affected provided that:

                  (1) The non-performing Party, within two weeks after the occurrence of the Uncontrollable Force, gives the other Party written notice describing the particulars of the occurrence;

                  (2) The suspension of performance is of no greater scope and of no longer duration than is required by the Uncontrollable Force;

                  (3) The non-performing Party uses its best efforts to remedy its inability to perform (this subsection shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the party involved in the dispute, are contrary to its interest. It is understood and agreed that the settlement of strikes, walkouts, lockouts or other labor disputes shall be at the sole discretion of the Party having the difficulty);

                  (4) When the non-performing Party is able to resume performance of its obligations under this Contract, that Party shall give the other Party written notice to that effect; and

                  (5) Capacity payments during such periods of Uncontrollable Force on Seller's part shall be governed by Section 8.1.2.3.

         16.3 In the event that either Party's ability to perform cannot be corrected when the Uncontrollable Force is caused by the actions or inactions of legislative, judicial or regulatory agencies or other proper authority, this Contract may be amended to comply with the legal or regulatory change which caused the non-performance.

                  If a loss of Qualifying Facility status occurs due to an Uncontrollable Force and Seller fails to make the changes necessary to maintain its Qualifying Facility status, the Seller shall compensate Edison for any economic detriment incurred by Edison as a result of such failure.

17.      NONDEDICATION OF FACILITIES

         Neither Party, by this Contract, dedicates any part of its facilities involved in this Project to the public or to the service provided under the Contract, and such service shall cease upon termination of the Contract.

18.      PRIORITY OF DOCUMENTS

         If there is a conflict between this document and any Appendix, the provisions of this document shall govern. Each Party shall notify the other immediately upon the determination of the existence of any such conflict.

19.      NOTICES AND CORRESPONDENCE

         All notices and correspondence pertaining to this Contract shall be in writing and shall be sufficient if delivered in person or sent by certified mail, postage prepaid, return receipt requested, to Seller as specified in Section 1.1, or to Edison as follows:

                  Southern California Edison Company
                  Post Office Box 800
                  Rosemead, California  91770
                  Attention:  Secretary

         All notices sent pursuant to this Section 19 shall be effective when received, and each Party shall be entitled to specify as its proper address any other address in the United States upon written notice to the other Party.

20.      PREVIOUS COMMUNICATIONS

         This Contract contains the entire agreement and understanding between the Parties, their agents, and employees as to the subject matter of this contract, and merges and supersedes all prior agreements, commitments, representations, and discussions between the Parties. No Party shall be bound to any prior obligations, conditions, or representations with respect to the subject matter of this Contract.

21.      THIRD PARTY BENEFICIARIES

         This Contract is for the sale benefit of the Parties and shall not be construed as granting any rights to any person or entity other than the Parties or imposing obligations on either Party to any person or entity other than the Parties.

22.      NONWAIVER

         None of the provisions of the Contract shall be considered waived by either Party except when such waiver is given in writing. The failure of either Edison or Seller to insist in any one or more instances upon strict performance of any of the provisions of the Contract or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue to remain in full force and effect.

23.      DISPUTES

         23.1 Any dispute arising between the Parties relating to interpretation of the provisions of this Contract or to performance of the Parties hereunder, other than matters which may not be settled without the consent of an involved insurance company, shall be reduced to writing stating the complaint and proposed solution and submitted to the appropriate Edison manager, whose interpretation and decision thereon shall be incorporated into a written document which shall specify Edison's position and that it is the final decision of such manager. A copy of such document shall be furnished to Seller within ten days following the receipt of Seller's written complaint.

         23.2 The decision of such manager pursuant to Section 23.1 shall be final and conclusive from the date of receipt of such copy by the complaining Party, unless within thirty days Seller furnishes a written appeal to such manager. Following receipt of such appeal, a joint hearing shall be held within fifteen days of said appeal, at which time the Parties shall each be afforded an opportunity to present evidence in support of their respective positions. Such joint hearing shall be conducted by one authorized representative of Seller and one authorized representative of Edison and other necessary persons. Pending final decision of a dispute hereunder, the Parties shall proceed diligently with the performance of their obligations under this Contract and in accordance with Edison's position pursuant to Section 23.1.

         23.3 The final decision by the Parties' authorized representatives shall be made within fifteen days after presentation of all evidence affecting the dispute, and shall be reduced to writing. The decision shall be final and conclusive.

         23.4 If the authorized representatives cannot reach a final decision within the fifteen-day period, any remedies which are provided by law may be pursued.

24.      SUCCESSORS AND ASSIGNS

         Neither Party shall voluntarily assign its rights nor delegate its duties under this Contract, or any part of such rights or duties without the written consent of the other Party, except in connection with the sale or merger of a substantial portion of its properties. Any such assignment or delegation made without such written consent shall be null and void. Consent for assignment shall not be unreasonably withheld. Such assignment shall include, unless otherwise specified therein, all of Seller's rights to any refunds which might become due under the Contract.

25.      EFFECT OF SECTION HEADINGS

         Section headings appearing in this Agreement are inserted for convenience only, and shall not be construed as interpretations of text.

26.      TRANSMISSION AND INTERCONNECTION

         26.1 Seller shall be solely responsible for negotiating and concluding all required transmission and interconnection agreements with the Interconnecting Utility. Such agreements shall provide for the transmission of electrical energy generated by the Generating Facility to the Point of Interconnection.

         26.2     It is contemplated that those agreements will include:

                  26.2.1 An agreement between Seller and/or a syndicate (which includes the Seller) and the Interconnecting Utility to develop those facilities, as determined by the

                          Interconnecting Utility, which are necessary to transmit electrical energy generated by the Generating Facility to the Point of Interconnection. Such agreements shall be executed no later than 36 months prior to the expected date of Firm Operation as specified in Section 1.5. Such agreement should include the following terms:

                          a.      Financial responsibilities of the Parties;

                          b.      Default/Remedies;

                          c.      Facilities and scope of work associated
                                  thereto; and

                          d.      Scheduling provisions reflecting the
                                  development of the facilities.

                  26.2.2 An agreement between Seller and the Interconnecting Utility for the transmission services necessary to transmit the electrical energy generated by the Generating Facility to the Point of Interconnection. Such agreement shall be executed no later than three months prior to the expected date of Firm Operation specified in Section 1.5.

                  26.2.3 An agreement between Seller and the Interconnecting Utility for the interconnection of the Generating Facility and the Interconnecting Utility. Such agreement to permit the Generating Facility to operate in parallel with the Interconnecting Facility. Such agreement shall be executed no later than three months prior to the expected date of Firm Operation as specified in Section 1.5.

                  26.2.4 Edison shall review and determine, in its sole judgment, if the Seller has compiled with the provisions contained within Section 26.2.

         26.3 Notwithstanding the provisions contained within Section 26.2, Seller may pursue and develop alternate means, routes or agreements for the transmission of electrical energy generated by the Generating Facility to the Point of Interconnection. Should Seller develop such alternative means, routes or agreements, Seller shall submit such alternative method to Edison for review and approval at least six months prior to the expected date of Firm Operation as specified in Section 1.5. Edison shall, in its sole judgment, determine if the proposed alternative method complies with the terms and conditions of this Contract and shall not impair or effect Edison's rights contained herein.

         26.4 Should Seller be unable to comply with the provisions contained within either Sections 26.2 or 26.3, Seller's selection of a Contract Capacity Price pursuant to the Seller's selection of Capacity Payment

                  Option in Section 1.8 shall be abrogated, and Seller's Contract Capacity Price shall be deemed to be $ 123/kW-year, in its stead, for the duration of the Contract Term.

27.      EFFECT OF SECTION HEADINGS

         Section headings appearing in this Contract are inserted for convenience only and shall not be construed as interpretations of text.

28.      GOVERNING LAW

         This Contract shall be interpreted governed, and construed under the laws of the State of California as if executed and to be performed wholly within the State of California.

29.      CONFIDENTIALITY

         29.1 Except as provided herein, the Parties shall hold all information in this Contract and all information related to or received pursuant to this Contract as confidential.

         29.2 Neither Party shall disclose any part nor the whole of this Contract to any third party without the express prior written consent of the other Party; such consent shall not be unreasonably withheld.

         29.3 From time to time governmental and/or regulatory agencies may request disclosure of the Contract or Contract-related information from either Party or both Parties and if such is the case either Party or both Parties may consent to such disclosure provided, that (i) the requestor(s) be notified by the disclosing

                  Party that the information being released is confidential, and that (ii) the disclosing Party inform the other Party, in writing, as to the nature of the information disclosed and to whom disclosed.

30.      MULTIPLE ORIGINALS

         This Contract is executed in two counterparts, each of which shall be deemed an original.

SIGNATURES

         IN WITNESS WHEREOF, the Parties hereto have executed this Contract this 16th Day of August, 1985.


                              SOUTHERN CALIFORNIA EDISON COMPANY

                              By    /s/ Edward A. Myers, Jr.
                                    -------------------------------
                                    Edward A. Myers, Jr.
                                    Vice President


                                    IMPERIAL ENERGY CORPORATION


                              By    /s/ Michael B. Malvin
                                    -------------------------------
                                     Michael B. Malvin
                                     President

                                  APPENDIX A
                      SOUTHERN CALIFORNIA EDISON COMPANY
                           LONG-TERM STANDARD OFFER
                          CAPACITY PAYMENT SCHEDULE -
                   FORECAST OF ANNUAL AS-AVAILABLE CAPACITY1

Line                              As-Available Capacity2
No.               Year                     ($/kW-year)

    1             1985                              81

    2             1986                              87

    3             1987                              94

    4             1988                             101

    5             1989                             109

    6             1990                             117

    7             1991                             126

    8             1992                             148

    9             1993                             158

   10             1994                             169

   11             1995                             180

   12             1996                             194

   13             1997                             206

   14             1998                             221

   15             1999                             235

- ------------------

1This forecast to be used in conjunction with Capacity Payment Option A.

2The annual as-available capacity ($/kW-yr) will be converted to a seasonal time-of-delivery ((cent)/kWh) value that is consistent with as-available time-of-delivery rates current authorized by the Commission for Avoided As-Available Capacity.

                                  APPENDIX B
                      SOUTHERN CALIFORNIA EDISON COMPANY
                           LONG-TERM STANDARD OFFER
                           ENERGY PAYMENT SCHEDULE -
                  FORECAST OF ANNUAL MARGINAL COST OF ENERGY1

Line                                     Annual Marginal Cost of
No.               Year                     Energy ((cent)/kWh)
   1              1985                            5.7

   2              1986                            6.0

   3              1987                            6.4

   4              1988                            6.9

   5              1989                            7.6

   6              1990                            8.1

   7              1991                            8.6

   8              1992                            9.3

   9              1993                           10.1

  10              1994                           10.9

  11              1995                           11.8

  12              1996                           12.6

  13              1997                           13.6

  14              1998                           14.6

  15              1999                           15.6

  1This forecast to be used in conjunction with Energy Payment Option 1.

  2The annual energy payments in the table will be converted to seasonal time-of-delivery energy-payment rates that are consistent with the time-of-delivery rates currently authorized by the Commission for Avoided Energy Cost Payments.

                                  APPENDIX C
                      SOUTHERN CALIFORNIA EDISON COMPANY
                           LONG-TERM STANDARD OFFER
                           ENERGY PAYMENT SCHEDULE -
                LEVELIZED FORECAST OF MARGINAL COST OF ENERGY1

                                      5-Year
                      Initial        Levelized           Levelized
Line                 Year of         Forecast             Forecast
No.                  Delivery        ((cent)/kWh)       ((cent)/Kwh)

     1                    1985            6.4                7.3

     2                    1986            6.8                7.9

     3                    1987            7.3                8.5

     4                    1988            7.9                9.1

     5                    1989            8.6                9.8

     6                    1990            9.2                10.6

- ----------------

1Levelized Forecast to be used in conjunction with Energy Payment Option 2.

2The annual energy payments in the table will be converted to seasonal time-of delivery energy payment rates that are consistent with the time-of-delivery rates currently authorized by the Commission for Avoided Energy Cost Payments.

                                AMENDMENT NO. 1

                                      TO

                            POWER PURCHASE CONTRACT

                                    BETWEEN

                      SOUTHERN CALIFORNIA EDISON COMPANY

                                      AND

                              MAGMA POWER COMPANY

                              AMENDMENT NO. 1 TO
                        POWER PURCHASE CONTRACT BETWEEN
                    SOUTHERN CALIFORNIA EDISON COMPANY AND
                              MAGMA POWER COMPANY


1.       Parties

         The Parties to this Amendment No. 1 to the Power Purchase Contract between Southern California Edison Company and Imperial Energy Corporation, executed on April 16, 1985 ("Power Purchase Contract"), hereinafter referred to as "Amendment No. 1", are Southern California Edison Company, a California corporation, hereinafter referred to as "Edison", and Magma Power Company, a Nevada corporation, hereinafter referred to as "Seller", hereinafter sometimes referred to individually as "Party" and collectively as "Parties".

2.       Recitals

         This Amendment No. 1 is made with reference to the following facts, among others:

         2.1 On June 15, 1984, Edison and Magma Electric Company, a wholly owned subsidiary of Seller, executed a Power Purchase Contract, which was amended on November 30, 1984 ("Magma Electric Contract").

         2.2 On April 16, 1985, Edison and Imperial Energy Corporation ("Imperial") executed the Power Purchase Contract to provide the terms and conditions for the sale by Imperial and the purchase by Edison of electrical power delivered by Imperial to Edison at the Point of Interconnection from the 49,000 kW electrical generating facility located at Niland, California.

         2.3 On September 9, 1985, Imperial assigned its rights, title, and interest in the Power Purchase Contract to Niland Power, Inc., and Edison consented to such assignment on September 11, 1985.

         2.4 On January 22, 1986, Seller acquired an option to purchase the geothermal leaseholds described in and pursuant to the terms and conditions contained in the Option to Acquire Adjacent Geothermal Leasehold ("Option") among Seller, Imperial, Niland Power, Inc., and Salton Sea Associates.

         2.5 On January 22, 1986, in conjunction with the Option, Niland Power, Inc. assigned its rights, title, and interest in the Power Purchase Contract to Seller. Edison consented to said assignment on March 12, 1986.

         2.6 On January 22, 1986, in conjunction with the Option, Imperial assigned to Seller its rights, title, and interest in the Power Purchase Contract between Edison and Imperial, dated February 22, 1984 ("Imperial I Contract"), and amended on November 13, 1984. Edison consented to said assignment on March 12, 1986.

         2.7 On February 10, 1986, Vulcan/BN Geothermal Power Company, of which Seller's affiliate is a partner, declared its 29,500 kW geothermal project at Niland in firm operation. Based on the successful development of its first project at Niland, Seller has concluded that its succeeding projects should be duplicates of that project.

         2.8 On March 14, 1986, Imperial, Niland Power, Inc., and Salton Sea Associates assigned to Seller their rights, title and interest in those geothermal leaseholds described in and pursuant to the terms and conditions in the Option.

         2.9 The aforementioned Power Purchase Contracts provide for projects which will all be constructed and operated on contiguous sites.

         2.10 Concurrent with this Amendment No. 1, Edison, Seller, and Magma Electric Company have agreed to amend the Magma Electric Contract and Imperial I Contract to effectively transfer Capacity to be purchased by Edison from the Power Purchase Contract and the Magma Electric Contract to the Imperial I Contract to account for the decrease in Capacity to be produced under the Power Purchase Contract.

         2.11 Seller, based on the aforementioned facts, desires to amend the Power Purchase Contract to reflect a change in the rating of the Seller's Generating Facility.

3.       Agreement

         The Parties agree to the following.

4.       Effective Date

         This Amendment No. 1 shall become effective upon execution by the Parties.

5.       Amendment to Section 1.1

         Section 1.1 is deleted in its entirety and replaced with the following:

              "1.1 All notices shall be sent to Seller at the following address:

                           Magma Power Company
                           P.O. Box 17760
                           Los Angeles, CA  90017
                           Attention:  President"

6.       Amendment to Section 1.2

         Subparagraphs a and c of Section 1.2 are deleted in their entirety and replaced with the following:

                  "a.  Nameplate Rating:   38,000 kW."

                  "c.  Generating Facility Designation:  Niland No. 4"

7.       Amendment to Section 1.3

         Section 1.3 is deleted in its entirety and replaced with the following:

                  "Contract Capacity:  34,000 kW

                  1.3.1  Estimated as-available capacity:   4,000 kW."

8.       Amendment to Section 1.4

         Section 1.4 is deleted in its entirety and replaced with the following:

                         "Expected annual production:  238,272,000 kWh."

9.       Effect of this Amendment No. 1

         Except as amended herein, all terms, covenants, and conditions contained in the Power Purchase Contract shall remain in full force and effect.

10.      Signature Clause

         The signatories hereto represent that they have been appropriately authorized to enter into this Amendment No. 1 on the behalf of the Party for whom they sign. This Amendment No. 1 is hereby executed as of this 10th day of April , 1986.


                                            SOUTHERN CALIFORNIA EDISON COMPANY

                                            By:  /s/ EDWARD A MYERS, JR.
                                                 -----------------------
                                                     EDWARD A MYERS, JR.
                                                     Vice President

                                            MAGMA POWER COMPANY

                                            By:    /s/ ANDREW W. HOCH
                                                   --------------------
                                                       ANDREW W. HOCH
                                                       President